UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

dated February 11, 2007

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2007

HYDRIL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-31579	95-2777268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Sam Houston Parkway East Houston, Texas	77032-3411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 449-2000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant, Hydril Company (the “Company”)), hereby amends and restates its Current Report on Form 8-K dated February 11, 2007 (other than with respect to exhibits previously filed).

Additional Information and Where to Find It

In connection with the solicitation of proxies by the Company with respect to the meeting of its stockholders to be called with respect to the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THE STOCKHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Hydril Company, 3300 Sam Houston Parkway East, Houston, Texas 77032-3411, or from the Company’s web site, www.hydril.com.

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the Company’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger and other relevant materials to be filed with the SEC when they become available.

Item 1.01 Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On February 11, 2007, the Company announced that it had entered into an Agreement and Plan of Merger, dated as of February 11, 2007 (the “Merger Agreement”), among the Company, Tenaris S.A. (“Tenaris”) and Hokkaido Acquisition, Inc. (“Merger Sub”). The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become an indirect wholly owned subsidiary of Tenaris. Pursuant to the Merger, each outstanding share of Common Stock, par value $0.50 per share, of the Company (the “Common Stock”) and each outstanding share of Class B Common Stock, par value $0.50 per share, of the Company (the “Class B Common Stock”) will be converted into the right to receive $97.00 per share in cash.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among others, (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions during that period, (iii) not to solicit proposals relating to alternative transactions, (iv) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative transactions, (v) to take all action necessary to convene a meeting of the stockholders for the purpose of considering and voting on the adoption of the Merger Agreement, and (vi) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the Merger.

Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by the Company and Tenaris to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosures that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between the Company and Tenaris, rather than to establish matters as facts. The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding its terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the Company, Tenaris or their respective businesses or the actual conduct of their respective businesses during the pendency of the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Tenaris. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company and Tenaris, because either party may take certain actions that are either expressly permitted in the confidential disclosures to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

Consummation of the Merger is subject to approval of the Merger Agreement by the Company’s stockholders, the receipt of regulatory approvals, including expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and other conditions.

The Merger Agreement contains certain termination rights for both the Company and Tenaris, with termination fees to be paid by either the Company or Tenaris in certain circumstances.

In connection with the execution and delivery of the Merger Agreement, Christopher T. Seaver, Patrick T. Seaver, Richard C. Seaver and the Richard C. Seaver Living Trust, each of which is a stockholder of the Company (the “Stockholders”), entered into an Voting and Support Agreement with Tenaris dated as of February 11, 2007 (the “Voting Agreement”). An aggregate of 1,032,252 shares of class B common stock, par value $0.50 per share, of the Company (the “Class B Common Stock”) and 2,956 shares of common stock, par value $0.50 per share, of the Company (the “Common Stock”), representing approximately 22% of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock, are subject to the Voting Agreement (such shares being collectively referred to as the “Shares”). Each Stockholder agreed to vote the Shares subject to the Voting Agreement owned by such Stockholder (i) in favor of the Merger Agreement and any other action of the Company’s stockholders required to facilitate the consummation of the transactions contemplated by the Merger Agreement or in furtherance thereof, (ii) against any action or agreement submitted for approval of the stockholders of the Company that is reasonably likely to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company in the Merger Agreement or of such stockholder under the Voting Agreement or result in any conditions to Tenaris’ obligations under the Merger Agreement not being satisfied, and (iii) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction submitted for approval to the stockholders of the Company that could reasonably be expected to materially impede interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the Merger or the Voting Agreement. The Stockholders also agreed not to initiate or solicit proposals or engage in negotiations relating to any proposal to acquire the Shares. The Voting Agreement terminates on the earliest to occur of (1) the termination of the Merger Agreement, (2) a reduction in the Per Share Merger Consideration (as defined in the Merger Agreement) payable under the Merger Agreement and (3) the Effective Time (as defined in the Merger Agreement) of the Merger. In connection with the Voting Agreement, the Company confirmed that the indemnification agreements previously entered into between the Company and the Stockholders, each of which is a director of Hydril or a personal trust for the benefit of a director, extended to the Stockholders in their individual and related capacities, covering the execution delivery and/or performance of the Voting Agreement and actions taken in connection therewith.

Copies of the Merger Agreement and the Voting Agreement are attached as Exhibits 2.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Voting Agreement are qualified in their entirety by reference to the full texts thereof.

Amendment to Rights Agreement

On February 11, 2007, the Company and Mellon Investor Services LLC (the “Rights Agent”), entered into an Amendment to Rights Agreement, dated as of February 11, 2007 (the “Amendment”), to the Rights Agreement dated as of April 9, 2002 (the “Rights Agreement”), between the Company and the Rights Agent, in connection with the execution of the Merger Agreement. The Amendment provides that none of (i) the announcement of the Merger, (ii) the execution and delivery of the Merger Agreement or the Voting Agreement, (iii) the conversion of shares of Common Stock or of Class B Common Stock into the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement) or (iv) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or the Voting Agreement will cause (1) any of Tenaris, Merger Sub, or any of their respective Subsidiaries, Affiliates or Associates to become an Acquiring Person, or (2) the occurrence of a Flip-In Event, a Flip-Over Event, a Distribution Date or a Stock Acquisition Date under the Rights Agreement.

A copy of the Amendment is attached as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 3.03. Material Modifications to Rights of Security Holders.

See the disclosure above under Item 1.01 regarding the Amendment to the Rights Agreement.

Item 8.01. Other Events

On February 11, 2007, the Company and Tenaris issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

*2.1	Agreement and Plan of Merger among Hydril Company, Tenaris S.A. and Hokkaido Acquisition, Inc., dated as of February 11, 2007.

*4.1	Amendment to Rights Agreement, dated as of February 11, 2007, between Hydril Company and Mellon Investor Services LLC.

*99.1	Press Release, dated February 11, 2007.

99.2	Voting and Support Agreement dated February 11, 2007.

*	previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRIL COMPANY
Date: February 15, 2007
	By:	/s/ Chris D. North
Chris D. North Chief Financial Officer

Index to Exhibits

*2.1	Agreement and Plan of Merger among Hydril Company, Tenaris S.A. and Hokkaido Acquisition, Inc., dated as of February 11, 2007.

*4.1	Amendment to Rights Agreement, dated as of February 11, 2007, between Hydril Company and Mellon Investor Services LLC.

*99.1	Press Release, dated February 11, 2007.

99.2	Voting and Support Agreement dated February 11, 2007.

*	previously filed